EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 (No. 333-204080) and the Registration Statement on Form S-8 (No. 333-207179), of our report dated April 29, 2015, except for Note 4 as to which date is December 17, 2015, relating to the financial statements of Access Data Consulting Corporation for years ended December 31, 2015 and 2014.

/s/ Causey Demgen & Moore P.C.

Denver, Colorado

December 17, 2015